SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549



                                  FORM 8-K/A-1


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 28, 1997


                              Intercell Corporation
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



    Colorado                       0-14306                 84-0928627
    --------                       -------                 ----------
    (State of                   (Commission              (IRS Employer
  incorporation)                File Number)           Identification No.)


                       370 Seventeenth Street, Suite 3290
                             Denver, Colorado 80202
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 592-7753


          ------------------------------------------------------------
          (Former Name or Former Address, if Change Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 6, 1997, Intercell Corporation (the "Company" or "Intercell") acquired 90% of the outstanding common stock of Sigma 7 Corporation ("Sigma"). Pursuant to the agreement, the Company acquired 4,500,000 shares of Sigma's common stock in exchange for the payment of $550,000 for the shares and for providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. The funds were used for inventory purchases, standby letters of credit to a major memory manufacturer, payment of obligations, the settlement of litigation, working capital and the redemption of Sigma preferred stock from two individuals holding such preferred stock.

     Sigma was formed on December 19, 1996 at which time it acquired all of the outstanding common stock of BMI Acquisition Group, Inc. ("BMI"). Sigma's acquisition did not include the acquisition of the outstanding convertible preferred stock of BMI.

     On September 2, 1997, the Company offered 1,000 shares of a new class of its preferred stock at a par value of $2,500 per share (the "Preferred Series"), to the existing holders of the preferred shares of BMI Acquisitions Group, Inc. ("BMI"), which offer the holders of the BMI preferred shares accepted on September 11, 1997. When issued, the Preferred Series will contain terms and conditions similar to the preferred shares of BMI which they replace, except that as a result of such offer the BMI preferred shareholders no longer have the right to convert their shares into shares of common stock of BMI, but may convert the preferred shares into shares of the Company's common stock.

     The Company timely filed a current report on Form 8-K, dated May 28, 1997, with the Securities and Exchange Commission, reporting the above transaction under Item 2.

     The Company further agreed in Item 7 of such Report that it would file financial statements of the acquired corporation within the time period and as specified by the rules relating to filing reports on a Current Report on Form 8-k, by amendment. Such financial information is included under Item 7 of this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         A.   Financial Statements of Business Acquired.

              1.  See Index to Financial Statements on page F-1 of this Report.

         B.   Pro Forma Financial Information

              1.  See Index to Financial Statements on page F-3 of this Report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       INTERCELL CORPORATION



Date:  September 23, 1997              By: /s/ Paul H. Metzinger
                                          --------------------------------------
                                          Paul H. Metzinger, President and Chief
                                          Executive Officer

                          INDEX TO FINANCIAL STATEMENTS

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


BMI ACQUISITION GROUP, INC.

Independent  Auditor's  Report on the  Financial  Statements
     for the Year Ended December 31, 1995....................................F-4

Balance Sheet as of December 31, 1995 ..................................F-5, F-6

Statement of Operations for the year ended December 31, 1995.................F-7

Statement of Changes in Shareholder's Equity for the year ended
    December 31, 1995........................................................F-8

Statement of Cash Flows for the year ended
    December 31, 1995 .................................................F-9, F-10

Notes to Financial Statements for the year ended
    December 31, 1995 ................................................F-11--F-22

Independent Auditor's Report on Supplementary Operating Information ........F-23

Schedule A--Cost of Good Sold ..............................................F-24

Schedule B--General and Administrative Expenses ............................F-25

Independent Auditor's Report on the Financial Statements
    for the eleven and a half months ended December 18, 1996 ...............F-26

Balance Sheet as of December 18, 1996 ................................F-27, F-28

Statement of Operations for the eleven and a half months
    ended December 18, 1996 ................................................F-29

Statement of Changes in Shareholder's Equity December 18, 1996..............F-30

Statement of Cash Flows for the eleven and a half months ended
    December 18, 1996 ................................................F-31, F-32

Notes to Financial Statements December 18, 1996 ......................F-33--F-42

Independent Auditor's Report on Supplementary Operating Information ........F-43

Schedule A--Cost of Good Sold ..............................................F-44

Schedule B--General and Administrative Expenses ............................F-45


SIGMA 7 CORPORATION

Independent Auditor's Report on the Consolidated Financial Statements
    for the period December 19, 1996 to December 31, 1996...................F-46

Consolidated Balance Sheet as of December 31, 1996....................F-47, F-48

Consolidated Statement of Operations for the year ended
    December 31, 1996 ......................................................F-49

Consolidated Statement of Changes in Shareholder's Equity
    December 31, 1996 ......................................................F-50

Consolidated Statement of Cash Flows for the year
    ended December 31, 1996 ..........................................F-51, F-52

Notes to Consolidated Financial Statements December 31, 1996 .........F-53--F-63

Independent Auditor's Report on Supplementary Operating Information ........F-64

Schedule A--Cost of Good Sold ..............................................F-65

Schedule B--General and Administrative Expenses ............................F-66

Unaudited Condensed Consolidated Balance Sheet, March 31, 1997 .............F-67

Unaudited Condensed Consolidated Statement of Operations of Sigma 7
    Corporation for the Three Months Ended March 31, 1997 and
    Unaudited Condensed Statement of Operations of BMI Acquisition
    Group, Inc. for the Three Months Ended March 31, 1996...................F-68

Unaudited Condensed Consolidated Statement of Cash Flows of Sigma 7
    Corporation for the Three Months Ended March 31, 1997 and
    Unaudited Condensed Statement of Cash Flows of BMI Acquisitions
    Group, Inc. for the Three Months Ended March 31, 1996...................F-69

Notes to Unaudited Interim Condensed Combined Financial Statements .........F-70

                         PRO FORMA FINANCIAL INFORMATION

Pro Forma Condensed Combined Financial Information .........................F-71

Unaudited Pro Forma Condensed Combined Balance Sheet, March 31, 1997 .......F-72

Unaudited Pro Forma Combined Statement of Operations for the
   year ended September 30, 1996............................................F-73

Unaudited Pro Forma Combined Statements of Operations for the
    Six Months Ended March 31, 1997 ........................................F-74

Notes to Unaudited Condensed Combined Pro Forma Financial Statements..F-75, F-76

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California


                          INDEPENDENT AUDITOR'S REPORT


We have audited the accompanying balance sheet of BMI Acquisition Group, Inc. as of December 31, 1995, and the related statements of operations, retained earnings, and cash flows for the year ending December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph above, present fairly, in all material respects the financial position of BMI Acquisition Group, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year ending December 31, 1995, in conformity with generally accepted accounting principles.

Matranga & Correia

/s/ Matranga & Correia

September 27, 1996
San Diego, CA

                           BMI ACQUISITION GROUP, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995


                                     ASSETS

CURRENT ASSETS
  Cash                                        $   234,909
  Investments                                         200
  Accounts receivable - trade, net (Note 3)     1,533,308
  Receivables, other (Note 5)                      80,605
  Inventories (Notes 1 and 4)                   5,480,483
  Prepaid state tax                                98,579
  Prepaid expenses (Note 6)                       104,542
  Advances                                        114,190
                                              -----------
         Total current assets                   7,646,816
                                              -----------

PROPERTY & EQUIPMENT (Note 1)
  Property and equipment                        2,488,140
  Accumulated depreciation                       (668,170)
                                               ----------

         Total property and equipment           1,819,970
                                               ----------

OTHER ASSETS
  Deferred tax asset (Note 7)                           0
  Deposits                                         17,333
  Covenants                                        50,000
  Accumulated amortization                        (40,278)
                                              -----------
         Total other assets                        27,055
                                              -----------
         Total assets                         $ 9,493,841
                                              ===========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, trade                             $ 1,211,594
  Accounts payable, other                                 116,914
  Deferred revenue                                      1,240,000
  Other accrued liabilities                               491,434
  Capital lease (Note 10)                                   3,536
  Note payable - bank (Note 14)                         2,000,000
                                                      -----------
         Total current liabilities                      5,063,478
                                                      -----------

SHAREHOLDERS' EQUITY
  Capital stock, common, no par value, authorized
   100,000 shares, issued 12,000 shares                   600,000
  Preferred stock                                       4,882,277
  Retained earnings (deficit)                          (1,051,914)
                                                      -----------
         Total shareholders' equity                     4,430,363
                                                      -----------
         Total liabilities and shareholders' equity   $ 9,493,841
                                                      ===========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


SALES, NET                                               $ 54,561,213

COST OF GOODS SOLD (Schedule A)                           (43,128,297)
                                                         ------------

         Gross profit                                      11,432,916

GENERAL AND ADMINISTRATIVE (Schedule B)                    (7,713,826)
                                                         ------------
         Net income from operations                         3,719,090
                                                         ------------

OTHER INCOME AND (EXPENSES)
  Other income                                                 29,446
  Interest income                                              85,969
  Gain (loss) on sale of assets                                    (6)
  Theft loss                                                  344,871
  Penalties                                                       462
  Loss -- supplier contract (Note 16)                      (1,400,000)
                                                         ------------
         Total other income and (expenses)                   (939,258)
                                                         ------------

         Net income before extraordinary
           item and provision for income taxes              2,779,832

EXTRAORDINARY ITEM
  Inventory write down (Note 17)                           (5,022,218)
                                                         ------------
     Net income (loss) before provision for income
     taxes                                                 (2,242,386)
                                                         ------------

PROVISION FOR INCOME TAXES (Note 7)

   California income tax                                         (800)
                                                         ------------
         Total provision for income taxes                        (800)
                                                         ------------
NET INCOME (LOSS)                                        $ (2,243,186)
                                                         ============

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                                DECEMBER 31, 1995


                                 No. of          Common         No. of         Preferred        Retained
                                 Shares           Stock         Shares           Stock          Deficit           Total
                                 ------           -----         ------           -----          -------           -----

Balance
   May 25, 1994                          0    $          0               0    $          0   $          0    $          0

Issuance of shares:
   For Cash                         12,000         600,000                                                        600,000
Shareholder distributions                                                                     (16,753,442)    (16,753,442)
Net Income (loss) Fiscal
 Year 1994                                                                                     17,944,714      17,944,714
                              ------------    ------------    ------------    ------------   ------------    ------------
Balance Dec. 31, 1994               12,000         600,000            --              --        1,191,272       1,191,272

Issuance of Shares:
  For debt                                                       7,346,040       7,346,040                      7,346,040
Preferred Stock redemptions                                     (2,463,763)     (2,463,763)                    (2,463,763)
Net Income (loss) Fiscal
Year 1995                                                                                      (2,243,186)     (2,243,186)
                              ------------    ------------    ------------    ------------   ------------    ------------
Balance Dec. 31, 1995               12,000         600,000       4,882,277       4,882,277     (1,051,914)      4,430,363
                              ============    ============    ============    ============   ============    ============

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                       $ 55,441,413
  Cash paid to suppliers and employers                (48,227,910)
  Interest paid                                          (181,493)
  Interest received                                        85,969
  Theft loss                                             (344,871)
  Other income                                             29,446
                                                     ------------

    Net cash provided by operating activities           6,802,554
                                                     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                   (523,194)
  Payment for purchase of USMT acquisition               (325,000)
  Proceeds from sale of fixed assets                       27,341
                                                     ------------

    Net cash (used) in investing activities              (820,853)
                                                     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on short-term debt                           (6,825,038)
  Redemptions of preferred stock                       (2,463,763)
  Proceeds from short-term debt                         2,000,000
  Payments under capital lease obligations                (42,441)
                                                     ------------

    Net cash (used) in financing activities            (7,331,242)
                                                     ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS              (1,349,541)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR          1,584,450
                                                     ------------

CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1995       $    234,909
                                                     ============

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                         STATEMENT OF CASH FLOWS (Cont.)
                      FOR THE YEAR ENDED DECEMBER 31, 1995


RECONCILIATION OF NET INCOME (LOSS) TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES:
         Net income (loss)                                 $(2,243,186)

ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES:
    Depreciation and amortization                              464,479
    Change in assets and liabilities net of effects
      from purchase of USMT:
      Decrease in accounts receivable                          880,200
      Decrease in notes receivable                             750,096
      Decrease in inventory                                  8,316,659
      Increase in investment                                      (200)
      Increase in advances                                    (114,190)
      Decrease in prepaid FTB                                      800
      Increase in deferred tax asset valuation allowance      (308,291)
      Decrease in prepaid expenses                             278,376
      Increase in deposits                                      (3,526)
      Decrease in accounts payable                          (2,300,871)
      Increase in deferred revenues                          1,240,000
      Decrease in other accrued liabilities                   (157,235)
      Decrease in deferred tax liabilities                        (563)
      Loss on sale of fixed assets                                   6
                                                           -----------
         Total adjustments                                   9,045,740
                                                           -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES:                 $ 6,802,554
                                                           ===========

Supplemental Schedule of Noncash Investing and Financing Activities:

The Company purchased USMT for $325,000. In connection with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired               $2,156,764
    Cash paid                                     (325,000)
                                                ----------
         Liabilities assumed                    $1,831,764
                                                ==========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BMI Acquisition Group, Inc., a California corporation (the "Company"), is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Business Activity

The Company was established and incorporated on May 25, 1994, in the State of California. On June 20, 1994, it acquired the majority of the assets of U.S Modules Technologies, Inc. On January 1, 1995, the Company acquired the stock of U.S. Modules Technologies, Inc. (refer to Note 2 for details of the acquisition). The Company is a value-added distributor and tester of micro-electronic components, and a designer and assembler of computer sub-assemblies. It purchases untested surplus and non-standard dynamic random access memory products (dRAMS) from several of the world's foremost dRAM manufacturers. The Company tests the dRAM and markets the product based on specifications developed and published by the Company's engineers. It also performs assembly, testing and repair work on various electronic sub-assemblies. The Company has the following four operating divisions: BMI, Inc., U.S. Modules Technologies, Inc., Global Tech Industries and U.S. Modules, Inc.

Procurement of the dynamic random access memory products (dRAMS) is done through the BMI division. Testing and assembly of dRAMS are handled by the U.S. Modules Technologies division. Reclamation of micro-electronic components from electronic scrap and the reconditioning of those reclaimed components is performed by the Global Tech Industries division.

In addition to its procurement and recycling capabilities, the Company has developed highly specialized testing and application design capabilities. Its testing and assembly subsidiary, U.S. Modules, Inc., based in Milpitas, California, tests large volumes of non-standard or surplus components, and designs and assembles applications for these components.

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of U.S. Modules Technologies, Inc. - a California corporation, BMI Acquisition Group, Inc. - a California corporation (the "Company"), and U.S. Modules, Inc. - a California corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits with financial institutions and highly liquid debt instruments with original maturities of 90 days or less.

Revenue Recognition

The Company uses the accrual basis of accounting. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred. The effect of events on the business is recognized as services are rendered or consumed rather than when cash is received or paid.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over their estimated useful lives as follows:

     Vehicles                                           5 years
     Office furniture and equipment                     5 and 7 years
     Leasehold improvements                             Life of Lease
     Testing equipment                                  5 years
     Warehouse equipment                                5 years
     Computer equipment and software                    5 years

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Property and Equipment (Cont.)

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Repairs and maintenance that do not extend the useful life of the assets are charged to operations as incurred.

Leases

Leases are classified as either capital or operating leases. Leases that substantially transfer all of the benefits and risks of ownership of property to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the acquisition and financing. Rental payments under operating leases are expensed as incurred. As of December 31, 1995, all of the Company's lease agreements have been properly classified.

Inventories

Inventories are valued at moving-average cost method, not in excess of market.

Concentration of Credit Risk

The Company sells its products to original equipment manufacturers and third party distributors in the electronics industry worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1995, the Company has established provisions for potential credit losses and sales returns that are reasonably expected to be incurred.

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Income Taxes

Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 - "Accounting for Income Taxes." Certain items of income and expense are recognized for income tax purposes in different periods from those in which such items are recognized for financial reporting purposes. These items include depreciation expense. Deferred income taxes are provided for the tax effect of these differences.

NOTE 2 - ACQUISITIONS

On January 1, 1995, the Company acquired 100% of the issued and outstanding shares of stock of U.S. Modules Technologies, Inc. for $325,000 in cash. The major remaining assets of U.S. Modules Technologies, Inc. was its 80% owned subsidiary U.S. Modules, Inc. of Milpitas, California. It tests and assembles dRAM chips onto single in-line memory modules (SIMM cards). The Company acquired the remaining 20% minority interest of U.S. Modules during 1995.

NOTE 3 - ACCOUNTS RECEIVABLE - TRADE

Trade accounts receivable is shown net of allowance for bad debts, returns, allowances and discounts as follows:

     Accounts receivable                                   $2,069,156
     Less: Allowance for bad debts                           (275,110)
     Reserve for returns, allowances and discounts           (260,738)
                                                           ----------
     Net trade receivables                                 $1,533,308
                                                           ==========

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 4 -- INVENTORIES

Inventories at December 31, 1995, consisting of the following:

     Raw materials/work in progress                                  $3,604,176
     Finished goods                                                   2,098,126
     Reserve for slow moving items                                     (221,819)
                                                                     ----------
     Total net inventory                                             $5,480,483
                                                                     ==========

Inventories are stated at the lower of cost or market. Cost is determined by the moving-average cost method. Inventory values were significantly reduced during the year to reflect the decline in market value of computer chips.

NOTE 5 -- RECEIVABLES -- OTHER

Receivables -- other at December 31, 1995, consisted of the following:

     Employee notes receivable (a)                                   $   35,857
     Other receivables (b)                                               14,144
     Vendor receivable (c)                                               30,604
                                                                     ----------
     Total receivables -- other                                      $   80,605
                                                                     ==========

(a)      Employee receivables:

         (1)   Various advances                                      $    4,200
         (2)   5% interest-bearing note receivable; payable
               at $84.07 per week through July 1996                       1,261
         (3)   6% interest-bearing note receivable; payable at
               $100 semi-monthly through November 1998                    6,296
         (4)   8% interest-bearing note receivable; payable at
               $200 semi-monthly through June 1997                        7,606
         (5)   6.60% interest-bearing note receivable; lump
               sum payable on January 31, 1996                           16,494
                                                                     ----------
             Total employee receivables                              $   35,857
                                                                     ==========

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 5 -- RECEIVABLES -- OTHER (Cont.)

(b) Other receivables of $14,144 consist of various expenses paid on behalf of unrelated parties.

(c)  Vendor receivable:

     (1)  Component Design                              $   30,604
                                                        ----------
          Total vendor receivable                       $   30,604
                                                        ==========

NOTE 6 -- PREPAID EXPENSES

Prepaid expenses at December 31, 1995, consisted of the following:

     Prepaid service contracts                            $    496
     Prepaid expenses                                       20,924
     Prepaid insurance                                      58,401
     Prepaid rent                                           15,449
     Prepaid inventory                                       9,272
                                                          --------
                                                          $104,542
                                                          ========

NOTE 7 -- INCOME TAXES PAYABLE

The components of the provision for (benefit from) income taxes on income are as follows:

                                       Total           Paid           Payable
                                       -----           ----           -------

Current tax expense:
  CA franchise tax                     $800            $800             $  0
  U.S. federal tax                        0               0                0
                                       ----            ----             ----
    Total income taxes payable         $800            $800             $  0
                                       ====            ====             ====

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 7 -- INCOME TAXES PAYABLE (Cont.)

Deferred tax expense:
  CA franchise tax                                          $        0
  U.S. federal tax                                                   0
                                                            ----------
         Total deferred                                              0
                                                            ----------
         Total tax provision                                $      800
                                                            ==========


The deferred tax asset at December 31, 1995, is as follows:

CA franchise tax                                           $    61,135
U.S. federal tax                                               184,062
Valuation allowance                                           (245,197)
                                                           -----------
         Total                                             $         0
                                                           ===========


The provision (benefit) for income taxes for December 31, 1995, consists of the following:

Current provision          -- California                   $       800
                           -- Federal                                0
                                                           -----------
         Total current provision                           $       800
                                                           ===========

Deferred tax provision:
  Depreciation                                             $   (43,868)
  Inventory reserves                                           105,627
  Allowance for doubtful accounts                                1,335
  Valuation allowance                                          (63,094)
                                                           -----------
         Total deferred provision                                    0
                                                           -----------
         Total income tax provision                        $       800
                                                           ===========

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 7 - INCOME TAXES PAYABLE (Cont.)

The provision (benefit) for income taxes in the accompanying statements of operations differs from the amount of tax based on the statutory income tax rates as follows:

Provision for income taxes at statutory rate:
  CA franchise tax                                         $      800
  U.S. federal tax                                                  0
                                                           ----------
         Total provision for income tax                    $      800
                                                           ==========


The components of the Company's deferred income tax (benefit) asset as of December 31, 1995, are as follows:

Fixed asset reserves/depreciation                          $  (37,412)
Allowance for doubtful accounts                               199,871
Inventory reserves                                             82,738
Valuation allowance                                          (245,197)
                                                           ----------
    Total components of the Company's
      deferred income tax (benefit) asset                  $        0
                                                           ==========

An allowance for the deferred income tax (benefit) asset has been set at one hundred percent (100%) due to a going concern issue (see Note 18) which causes us to believe that it is more likely than not, that the deferred tax (benefit) asset will not be realized.

NOTE 8 - COMMITMENTS

The Company has entered into leases for 9,824 square feet of space located at 7100 Convoy Court. The Company also entered leases for 8,400 square feet at 7170 Convoy Court and 2,885 square feet at 7366 Convoy Court. The lease at 7100 Convoy Court expires on April 30, 1996. Minimum lease payments are $4,912 per month plus utilities. The lease at 7170 Convoy Court expires on April 30, 1996. Minimum lease payments are $4,200 per month plus utilities. The lease at 7366 Convoy Court expires on April 30, 1996. Minimum lease payments are $721 per month plus utilities, increasing to $750 per month plus utilities on June 1, 1995.

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 8 -- COMMITMENTS (Cont.)

The Company also entered into a lease for 8,713 square feet of space located at 1435 McCandless Drive, Milpitas, California. This lease expires December 14, 1996. Minimum lease payments are $5,663 per month, plus common area maintenance charges and utilities.

The scheduled payments for the next five years are as follows:

                     7100       7170       7366
Year    Milpitas    Convoy     Convoy     Convoy     Total
-----   --------    ------     ------     ------     -----

1996   $ 67,956   $ 19,648   $ 16,800   $  3,000   $107,404
1997          0          0          0          0          0
1998          0          0          0          0          0
1999          0          0          0          0          0
2000          0          0          0          0          0
       --------   --------   --------   --------   --------
       $ 67,956   $ 19,648   $ 16,800   $  3,000   $107,404
       ========   ========   ========   ========   ========

NOTE 9 -- SUBSEQUENT EVENTS

On January 2, 1996 the Company entered into a five-year lease. The Company will be relocating operations to a 33,938 square foot space located at 6610 Nancy Ridge Drive. Monthly rent payments for 1996 will be $16,969.

The schedule payments for the next five years are as follows:

      1996                                   $135,752
      1997                                    203,628
      1998                                    203,628
      1999                                    203,628
      2000                                    203,628
                                             --------
              Total                          $950,264
                                             ========

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 10 -- LEASES PAYABLE

Lease payable at December 31, 1995, consist of the following:

     a)  Lease payable -- Manifest            $   3,536
                                              ---------
          Total leases payables                   3,536
          Less:  current portion                  3,536
                                              ---------
Balance at December 31, 1995                  $       0
                                              =========

a) Lease payable, monthly lease payments are $732 including interest at 14.00% and maturing in June 16, 1996.

The scheduled principal payments for the next five years are as follows:

    1996                                  $3,536
    1997                                       0
    1998                                       0
    1999                                       0
    2000                                       0
                                          ------
               Total                      $3,536
                                          ======

NOTE 11 -- ECONOMIC DEPENDENCY

The Company obtains a significant amount of its inventory from three major dRAM manufacturing sources. Although BMI Acquisition Group, Inc. was able to obtain an acceptable supply of materials during the last year, there can be no assurance that BMI Acquisition Group, Inc. will be able to secure a continued supply in the future. If suppliers reduce, terminate, suspend or delay their shipments to the Company in the near future, there could be substantial negative effect on the Company's business and results of operations.

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 12 -- CONTINGENCIES

The Company has a written warranty program on its products for one year. The program is novel within the industry, includes potential product liability claims and thus, the Company is unable to estimate accurately the ultimate cost of the program. Accordingly, the Company has not accrued for any warranty expenses or potential product liability claims in the financial statements.

NOTE 13 -- CUSTOMERS

The Company's products are sold, primarily, to original equipment manufacturers.

For the period ending December 31, 1995, BMI Acquisition Group, Inc.'s largest customers accounted for 32%, 30%, 11% and 11% of sales. No other customer accounted for 10% or more of net sales.

The Company believes that loss of these customers would not have a material adverse effect on its business because of the significant industry demand for the Company's products.

As is customary in the industry, the Company does not have long-term sales agreements with its customers. However, the Company believes that it enjoys excellent relationships with its customers.

NOTE 14 -- NOTE PAYABLE -- BANK

Note payable - bank, dated December 29, 1995 bears interest at 1% above the London Interbank market rate. The note is unsecured, no prepayment penalties, and is due December 27, 1996.

     Balance at December 31, 1995                $2,000,000
                                                 ==========

                         See accountants' audit report.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995


NOTE 15 -- PREFERRED STOCK

On January 15, 1995, the shareholders decided to recapitalize the company and cancel their secured shareholder loans. In consideration for this cancellation, the company issued them preferred stock.

NOTE 16 -- LOSS -- SUPPLIER CONTRACT

The Company entered into a prepaid inventory purchase agreement with a major supplier of dRAM, whereby the supplier guaranteed to supply approximately $8,000,000 of products at fixed prices. The price of dRAM fell so dramatically during the year that the Company exercised its right not to take delivery, thus, forfeiting its prepaid deposit.

NOTE 17 -- INVENTORY WRITE DOWN

Due to the major decline in the market value of dRAM, the statement of earnings includes a one-time write down of the Company's inventory to market value.

NOTE 18 -- GOING CONCERN

There has been a rapid decline in the price of computer components, which has caused a substantial decrease in BMI's inventory valuation. If this decrease in the industry persists throughout the following year, the entities ability to meet maturing obligations without selling operating assets, or restructuring debt based on these outside pressures, will be strained.

Based on the status of the industry at this time, there is a possibility of discontinuance of operations in 1996.

                         See accountants' audit report.

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California

Our examination was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information for the year ending December 31, 1995, is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the auditing procedures applied in the examination of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Matranga & Correia

/s/ Matranga & Correia


September 27, 1996
San Diego, CA

                           BMI ACQUISITION GROUP, INC.
                        SCHEDULE A -- COST OF GOODS SOLD
                      FOR THE YEAR ENDED DECEMBER 31, 1995




COST OF GOODS SOLD
         Materials                                     $40,645,276
         Outside processing                              1,892,778
         Depreciation                                      286,088
         Freight                                           281,002
         Commissions                                        23,153
                                                       -----------
TOTAL COST OF GOODS SOLD                               $43,128,297
                                                       ===========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                SCHEDULE B -- GENERAL AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries        -- Officers                                  $  284,500
                  -- Other                                      3,797,475
  Accounting                                                       13,816
  Advertising                                                      42,839
  Amortization                                                     16,667
  Auto expense                                                     53,698
  Bank charges                                                      1,459
  Computer supplies                                                13,333
  Contract labor                                                   75,785
  Consulting                                                      395,088
  Depreciation                                                    161,724
  Charitable contributions                                          9,736
  Dues and subscriptions                                           22,342
  Employee benefits                                                19,170
  Equipment rental                                                 59,259
  Insurance -- general, workers' compensation and health          402,451
  Interest expense                                                181,493
  Legal fees                                                      101,173
  Licenses and fees                                                 6,064
  Miscellaneous                                                   140,785
  Meals and entertainment                                          98,888
  Office expense and supplies                                      73,537
  Payroll preparation charges                                      17,251
  Payroll taxes                                                   366,450
  Postage and freight                                              17,188
  Property taxes                                                   23,454
  Research and development                                        119,485
  Rent                                                            235,576
  Repairs and maintenance                                          80,812
  Sales tax expense                                                63,168
  Security                                                         87,534
  Telephone                                                       147,084
  Testing supplies                                                 24,029
  Training                                                         14,838
  Travel                                                          233,435
  Utilities                                                       117,943
  Warehouse expense                                                12,891
  Warehouse supplies                                              181,406
                                                               ----------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                      $7,713,826
                                                               ==========

     The accompanying notes are an integral part of these financial statements.

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of BMI Acquisition Group, Inc. as of December 18, 1996, and the related statements of operations, retained earnings, and cash flows for the eleven and a half months ending December 18, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph above, present fairly, in all material respects the financial position of BMI Acquisition Group, Inc. as of December 18, 1996, and the results of their operations and their cash flows for the eleven and a half months ending December 18, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced operating losses over the past two years, resulting in a deficit equity position. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Matranga & Correia

/s/ Matranga & Correia

February 11, 1997
San Diego, CA

                           BMI ACQUISITION GROUP, INC.
                                  BALANCE SHEET
                                DECEMBER 18, 1996


                                     ASSETS

CURRENT ASSETS
  Cash                                        $         0
  Accounts receivable - trade, net (Note 4)        21,818
  Inventories (Notes 1 and 5)                     550,425
  Prepaid expenses (Note 6)                        30,056
                                              -----------
         Total current assets                     604,299
                                              -----------

PROPERTY & EQUIPMENT (Note 1)
  Property and equipment                        2,281,323
  Accumulated depreciation                       (818,601)
                                              -----------
         Total property and equipment           1,462,722
                                              -----------

OTHER ASSETS
  Deferred tax asset (Note 7)                           0
  Deposits                                         22,053
  Technology - patent applied for                 252,405

         Total other assets                       274,458
                                              -----------
         Total assets                         $ 2,339,479
                                              ===========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                                  BALANCE SHEET
                                DECEMBER 18, 1996


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, trade                             $   659,767
  Accounts payable, other                                 138,000
  Deferred revenue                                        229,193
  Other accrued liabilities                                37,911
  Contingent liabilities (Note 14)                         60,000
  Current portion capital lease (Note 9)                   12,934
                                                      -----------
     Total current liabilities                          1,137,805
                                                      -----------

NON-CURRENT LIABILITIES
  Capital lease (Note 9)                                   28,905

     Total non-current liabilities                         28,905
                                                      -----------
     Total liabilities                                  1,166,710
                                                      -----------

SHAREHOLDERS' EQUITY
  Capital stock, common, no par value, authorized
    100,000 shares, issued 12,000 shares                  600,000
  Preferred stock, $1 par value, 4,882,277
    shares authorized, issued and outstanding           4,882,277
  Additional paid in capital                            2,000,000
  Retained earnings (deficit)                          (6,309,508)
                                                      -----------
     Total shareholders' equity                         1,172,769
                                                      -----------
     Total liabilities and shareholders' equity       $ 2,339,479
                                                      ===========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                             STATEMENT OF OPERATIONS
            FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996


SALES, NET                                                $ 18,028,464

COST OF GOODS SOLD (Schedule A)                            (20,398,654)
                                                          ------------
    Gross profit (loss)                                     (2,370,190)

GENERAL AND ADMINISTRATIVE (Schedule B)                     (3,127,604)
                                                          ------------
    Net income (loss) from operations                       (5,497,794)
                                                          ------------

OTHER INCOME AND (EXPENSES)
  Other income                                                 311,394
  Interest income                                                5,350
  Gain (loss) on sale of assets                                (74,144)
                                                          ------------
    Total other income and (expenses)                         (242,600)
                                                          ------------

    Net income (loss) before provision for income taxes     (5,255,194)
                                                          ------------

PROVISION FOR INCOME TAXES (Note 7)

   California income tax                                        (2,400)
                                                          ------------

    Total provision for income taxes                            (2,400)
                                                          ------------

NET INCOME (LOSS)                                         $ (5,257,594)
                                                          ============

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                                DECEMBER 18, 1996


                                No. of       Common      No. of        Preferred     Paid-in     Retained
                                Shares        Stock      Shares          Stock       Capital     Deficit        Total
                                ------        -----      ------          -----       -------     -------        -----

Balance
   May 25, 1994                       0    $       0           0    $        0   $        0   $         0    $          0

Issuance of shares:
   For Cash                      12,000      600,000                                                              600,000
Shareholder distributions                                                                     (16,753,442)    (16,753,442)
Net Income (loss) Fiscal
 Year 1994                                                                                     17,944,714      17,944,714
                              ---------    ---------  ----------    ----------   ----------   -----------    ------------
Balance Dec. 31, 1994            12,000      600,000        --            --           --       1,191,272       1,191,272

Issuance of Shares:
  For debt                                             7,346,040       7,346,040                                7,346,040
Preferred Stock redemptions                           (2,463,763)     (2,463,763)                              (2,463,763)
Net Income (loss) Fiscal
Year 1995                                                                                      (2,243,186)     (2,243,186)
                              ---------    ---------  ----------      ---------- ----------    -----------    ------------
Balance Dec. 31, 1995            12,000      600,000   4,882,277       4,882,277         --    (1,051,194)      4,430,363

Shareholders assumption of
Company debt                                                                      2,000,000                     2,000,000
Net income (loss) Fiscal
year 1996                                                                                       (5,257,594)    (5,257,594)
                              ---------    ---------  ----------    ----------   ----------   ------------    ------------
Balance Dec. 18, 1996            12,000      600,000   4,882,277     4,882,277    2,000,000     (6,309,508)     1,172,769
                              =========    =========  ==========    ==========   ==========   ============    ============

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                             STATEMENT OF CASH FLOWS
            FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                   $ 16,516,971
  Cash paid to suppliers and employers            (16,694,020)
  Interest paid                                        (8,905)
  Interest received                                     5,350
  Other income                                        311,394
  FTB tax provision                                    (2,400)
                                                 ------------
    Net cash provided by operating activities         128,390
                                                 ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                               (304,755)
  Proceeds from sale of fixed assets                  155,558
  Patent acquisition costs                           (252,405)

    Net cash (used) in investing activities          (401,602)
                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital lease acquisition                            47,722
  Payments under capital lease obligations             (9,419)
                                                 ------------
    Net cash provided by financing activities          38,303
                                                 ------------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS          (234,909)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR        234,909
                                                 ------------
CASH AND CASH EQUIVALENTS AT DECEMBER 18, 1996   $          0
                                                 ============

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                         STATEMENT OF CASH FLOWS (Cont.)
            FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996

RECONCILIATION OF NET INCOME (LOSS) TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES:
      Net income (loss)                                     $(5,257,594)

ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES:
      Depreciation and amortization                             442,023
      Loss on sale of fixed assets                               74,144
      Decrease in accounts receivable                         1,988,554
      Decrease in receivable other                               80,605
      Decrease in inventory                                   4,930,058
      Decrease in investment                                        200
      Increase in advances                                      114,190
      Increase in reserve for returns                          (260,738)
      Decrease in prepaid FTB                                    98,579
      Increase in allowance for bad debts                      (216,326)
      Decrease in prepaid expenses                               74,486
      Increase in deposits                                       (4,720)
      Decrease in accounts payable                             (551,827)
      Increase in other accounts payable                         21,086
      Decrease in deferred revenues                          (1,010,807)
      Decrease in other accrued liabilities                    (453,523)
      Increase in contingent liabilities                         60,000

         Total adjustments                                    5,385,984
                                                            -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES:                  $   128,390
                                                            ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:

The shareholders personally assumed debt of the Company in the amount of $2,000,000. The following entry was made in the Company's books to record these transactions:

                                                Debt                Credit
                                                ----                ------

     Note payable - bank                     $2,000,000
         Additional paid in capital                               $2,000,000

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of BMI Acquisition Group, Inc., a California corporation (the "Company"), is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Business Activity

The Company was established and incorporated on May 25, 1994, in the State of California. On June 20, 1994, it acquired the majority of the assets of U.S. Modules Technologies, Inc. On January 1, 1995, the Company acquired the stock of U.S. Modules, Inc. Effective September 30, 1996, the Company merged its wholly owned subsidiaries, U.S. Modules Technologies, Inc. and U.S. Modules, Inc. into the parent BMI Acquisition Group, Inc. The Company is a value-added distributor and tester of micro-electronic components, and a designer and assembler of computer sub-assemblies. It purchases untested surplus and non-standard dynamic random access memory products (dRAMS) from several of the world's foremost dRAM manufacturers. The Company tests the dRAM and markets the product based on specifications developed and published by the Company's engineers. It also performs assembly, testing and repair work on various electronic sub-assemblies.

In addition to its procurement and recycling capabilities, the Company has developed highly specialized testing and application design capabilities. It tests large volumes of non-standard or surplus components, and designs and assembles applications for these components.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of U.S. Modules Technologies, Inc. - a California corporation, BMI Acquisition Group, Inc. - a California corporation (the "Company"), and U.S. Modules, Inc. - a California corporation. All significant intercompany balances and transactions have been eliminated in consolidation. On September 30, 1996, the Company merged its wholly owned subsidiaries, U.S. Modules Technologies, Inc. and U.S. Modules, Inc. into the parent BMI Acquisition Group, Inc.

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits with financial institutions and highly liquid debt instruments with original maturities of 90 days or less.

Revenue Recognition

The Company uses the accrual basis of accounting. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred. The effect of events on the business is recognized as services are rendered or consumed rather than when cash is received or paid.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over their estimated useful lives as follows:

     Vehicles                                       5 years
     Office furniture and equipment                 5 and 7 years
     Leasehold improvements                         Life of Lease
     Testing equipment                              5 years
     Warehouse equipment                            5 years
     Computer equipment and software                5 years

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Repairs and maintenance that do not extend the useful life of the assets are charged to operations as incurred.

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Leases

Leases are classified as either capital or operating leases. Leases that substantially transfer all of the benefits and risks of ownership of property to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the acquisition and financing. Rental payments under operating leases are expensed as incurred. As of December 18, 1996, all of the Company's lease agreements have been properly classified.

Inventories

Inventories are valued at moving-average cost method, not in excess of market.

Concentration of Credit Risk

The Company sells its products to original equipment manufacturers and third party distributors in the electronics industry worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 18, 1996, the Company has established provisions for potential credit losses and sales returns that are reasonably expected to be incurred.

Income Taxes

Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 - "Accounting for Income Taxes." Certain items of income and expense are recognized for income tax purposes in different periods from those in which such items are recognized for financial reporting purposes. These items include depreciation expense. Deferred income taxes are provided for the tax effect of these differences.

NOTE 2 - STATUS AS A GOING CONCERN

There has been a rapid decline in the price of memory components, which has caused a substantial decrease in BMI's inventory valuation. If this decrease in the industry persists throughout the following year, the Company's ability to meet maturing obligations without selling operating assets, or restructuring debt based on these outside pressures, will be strained.

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996

NOTE 2 - STATUS AS A GOING CONCERN (Cont.)

Based on the status of the industry at this time, there is a possibility of discontinuance of operations in 1997.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. During the one year and eleven and a half months ended December 18, 1996, the Company experienced operating losses and negative operating cash flows which have been funded primarily from banks, privately financed loans, and proceeds from the sale of assets. The Company has incurred consolidated net losses of ($2,243,186) and ($5,257,594) for the one year and eleven and a half months ended December 31, 1995 and December 18, 1996, respectively, and a total retained deficit of ($6,309,508) at December 18, 1996, and continues to operate at a loss. In addition, current liabilities exceed current assets by $535,506 at December 18, 1996. These factors, as well as the uncertain conditions that the Company faces, creates an uncertainty as to the Company's ability to continue as a going concern. The Company is developing a plan to reduce its liabilities through possible sales of assets or obtain additional equity capital. The need for additional debt or equity financing continues. The ability of the Company to continue as a going concern is dependent upon the success of the plan.

NOTE 3 - SUBSEQUENT EVENT

On December 19, 1996, Sigma 7 Corporation, a Delaware Corporation, entered into a stock purchase agreement and purchased all of the outstanding common stock of BMI Acquisition Group, Inc. (the Company) from its previous shareholders, for an acquisition cost of $2,700,000 plus a covenant not to complete agreement, consisting of $200,000 in cash and the issuance of $2,500,000 of preferred stock in the Company. The results of operations of Sigma 7 Corporation was immaterial and it was not practicable to develop pro forma operations and earnings information.

NOTE 4 - ACCOUNTS RECEIVABLE - TRADE

Trade accounts receivable is shown net of allowance for bad debts, returns, allowances and discounts as follows:

     Accounts receivable                                      $ 80,602
     Less: Allowance for bad debts                             (58,784)
                                                              --------
         Net trade receivables                                $ 21,818
                                                              ========

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996

NOTE 5 - INVENTORIES

Inventories at December 18, 1996, consisted of the following:

     Raw materials/work in progress/finished goods         $668,425
     Reserve for slow moving items                         (118,000)
                                                           --------
         Total net inventory                               $550,425
                                                           ========

Inventories are stated at the lower of cost or market. Cost is determined by the moving-average cost method. Inventory values were significantly reduced during the year to reflect the decline in market value of computer chips.

NOTE 6 - PREPAID EXPENSES

Prepaid expenses at December 18, 1996, consisted of the following:

     Prepaid service contracts                             $    432
     Prepaid expenses                                           121
     Prepaid insurance                                       29,503
                                                           --------
                                                           $ 30,056
                                                           ========

NOTE 7 - INCOME TAXES PAYABLE

The components of the provision for (benefit from) income taxes on income are as follows:

                                     Total         Paid        Payable
                                     -----         ----        -------

Current tax expense:
  CA franchise tax                   $2,400        $2,400       $   0
  U.S. federal tax                        0             0           0
                                     ------        ------        ----
    Total income taxes payable       $2,400        $2,400       $   0
                                     ======        ======       =====

      Deferred tax expense:
        CA franchise tax                                                $      0
        U.S. federal tax                                                       0
                                                                        --------
            Total deferred                                                     0
                                                                        --------
            Total tax provision                                         $  2,400
                                                                        ========

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)

The deferred tax asset at December 18, 1996, is as follows:

         CA franchise tax                                  $  15,694
         U.S. federal tax                                     25,314
         Valuation allowance                                 (41,008)
                                                           ---------
                  Total                                    $       0
                                                           =========

The provision (benefit) for income taxes for December 18, 1996, consists of the following:

         Current provision          - California           $    2,400
                                    - Federal                       0
                                                           ----------
                  Total current provision                  $    2,400
                                                           ==========

         Deferred tax provision:
           Fixed asset reserves/depreciation               $  (35,461)
           Inventory reserves                                  54,064
           Allowance for doubtful accounts                    185,586
           Valuation allowance                               (204,189)
                                                           ----------

                  Total deferred provision                          0
                                                           ----------
                  Total income tax provision               $    2,400
                                                           ==========

The provision (benefit) for income taxes in the accompanying statements of operations differs from the amount of tax based on the statutory income tax rates as follows:

         Provision for income taxes at statutory rate:
           CA franchise tax                                $    2,400
           U.S. federal tax                                         0
                                                           ----------
                  Total provision for income taxes         $    2,400
                                                           ==========

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)

The components of the Company's deferred income tax (benefit) asset as of December 18, 1996, are as follows:

         Fixed asset reserves/depreciation                 $   (1,951)
         Allowance for doubtful accounts                       14,285
         Inventory reserves                                    28,674
         Valuation allowance                                  (41,008)
                                                           ----------
                  Total components of the Company's
                    deferred income tax (benefit) asset    $        0
                                                           ==========

An allowance for the deferred income tax (benefit) asset has been set at one hundred percent (100%) due to a going concern issue (see Note 2) which causes us to believe that it is more likely than not, that the deferred tax (benefit) asset will not be realized. No benefit has been recognized for the net operating losses, due to the fact that the company will be unable to use the net operating loss as a result of the change in ownership rules.

NOTE 8 - COMMITMENTS

The Company has entered into a five-year lease for 33,938 square feet space located at 6610 Nancy Ridge Drive. Minimum lease payments are $16,969 per month plus utilities, insurance and real estate taxes.

The schedule payments for the next five years are as follows:

      1997                                           $203,628
      1998                                            203,628
      1999                                            203,628
      2000                                            203,628
      2001                                             67,876
                                                     --------
               Total                                 $882,388
                                                     ========

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 9 - LEASE PAYABLE

Lease payable at December 18, 1996, consist of the following:

         a)       Lease payable - Colonial                 $ 41,839
                                                           --------

                  Total lease payable                        41,839
                  Less: current portion                     (12,934)
                                                           --------
         Balance at December 18, 1996                      $ 28,905
                                                           ========

         b) Lease payable, monthly lease payments are $1,770 including interest at 19.84% for thirty-six months, with a purchase option of $4,772 available at the maturity of the lease in June 1999.

The scheduled principal payments for the next five years are as follows:

                       1997                                $12,934
                       1998                                 15,501
                       1999                                 13,404
                       2000                                      0
                       2001                                      0
                                                           -------
                              Total                        $41,839
                                                           =======

NOTE 10 - ECONOMIC DEPENDENCY

The Company obtains a significant amount of its inventory from three major dRAM manufacturing sources. Although BMI Acquisition Group, Inc. was able to obtain an acceptable supply of materials during the last year, there can be no assurance that BMI Acquisition Group, Inc. will be able to secure a continued supply in the future. If suppliers reduce, terminate, suspend or delay their shipments to the Company in the near future, there could be substantial negative effect on the Company's business and results of operations.

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 11 - CONTINGENCIES

The Company has a written warranty program on its products for one year. The program is novel within the industry, includes potential product liability claims and thus, the Company is unable to estimate accurately the ultimate cost of the program. Accordingly, the Company has not accrued for any warranty expenses or potential product liability claims in the financial statements.

NOTE 12 - INVENTORY WRITE DOWN

Due to the major decline in the market value of dRAM, the cost of goods sold includes a $3,075,723 write down of the Company's inventory to market value.

NOTE 13 - LEGAL MATTERS

At December 18, 1996, the following lawsuits and claims were pending against the
Company:

     (a) Spring Circle Technology, Inc. vs. BMI Acquisition Group, Inc., civil action filed May 1, 1995, in Los Angeles Superior Court (Case No. 145864), for rescission, breach of contract, breach of express and implied warranties, fraud, unjust enrichment and cost. Legal counsel states that legal precedents appear to support the Company's position, however, they believe that an adverse judgment is possible. Therefore, $60,000 has been accrued for this potential liability.
          Settlement discussions are currently being conducted, which the Company believes will resolve this matter.

     (b) BMI Acquisition Group, Inc. vs. Packard Bell NEC, Inc., civil action filed January 1, 1996, in San Diego Superior Court (Case No. 00702822), for breach of contract, fraud and intentional misrepresentation, suppression of facts and cost. Packard Bell has filed a cross-complaint. This case was dismissed in early 1997.

     (c) Micron Electronics, Inc. vs. BMI Acquisition Group, Inc. Legal counsel states that legal precedents appear to support the Company's position. The Company, however, has already recorded an account payable in the amount of $110,000.

                          See accountants' audit report

                           BMI ACQUISITION GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 18, 1996


NOTE 14 - RELATED PARTY TRANSACTIONS

The following transactions occurred between the Company and its shareholders and affiliated companies:

         1) The Company had a contractual agreement with RAS, LLC. RAS, LLC was controlled by certain former officers of the Company. RAS, LLC advanced money on behalf of the Company. At December 18, 1996, RAS, LLC is owed $209,368.58, which includes $138,000 that was advanced to Silicon Magic on behalf of the Company. During the year, two vehicles were transferred to RAS, LLC for payment on account.

         2) The Company borrowed $2,000,000 from a bank on December 29, 1995. During 1996, the shareholders personally assumed this loan on behalf of the Company.
                  There is no recourse against the Company.

         3) The Company owed its shareholders $4,382,275 under a Capital Entitlement dated January 15, 1995. This Entitlement was converted to preferred stock on October 17, 1996.

         4) The Company owns a provisional patent which was assigned to the Company by Mr. Peddle.

         5) Mr. Peddle owns a company by the name of THStyme which has been a consultant to the Company for several years.

                          See accountants' audit report

To the Board of Directors
BMI Acquisition Group, Inc.
San Diego, California

Our examination was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information for the eleven and a half months ending December 18, 1996, is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the auditing procedures applied in the examination of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Matranga & Correia

/s/ Matranga & Correia


February 11, 1997
San Diego, CA

                           BMI ACQUISITION GROUP, INC.
                        SCHEDULE A -- COST OF GOODS SOLD
            FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996


COST OF GOODS SOLD
    Commissions                                            $    18,769
    Depreciation                                               300,620
    Direct labor                                             1,258,725
    Freight                                                    179,545
    Materials                                               14,946,387
    Inventory write down (Note 12)                           3,075,723
    Outside processing                                         473,322
    Payroll taxes                                               68,837
    Production repairs                                           8,033
    Production supplies                                         68,693
                                                           -----------
TOTAL COST OF GOODS SOLD                                   $20,398,654
                                                           ===========

     The accompanying notes are an integral part of these financial statements.

                           BMI ACQUISITION GROUP, INC.
                SCHEDULE B - GENERAL AND ADMINISTRATIVE EXPENSES
            FOR THE ELEVEN AND A HALF MONTHS ENDED DECEMBER 18, 1996

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries        -- Officers                              $   10,128
                  -- Other                                  1,156,971
  Accounting                                                   41,504
  Advertising                                                   2,000
  Amortization                                                  9,722
  Auto expense                                                 34,463
  Bank charges                                                  2,725
  Charitable contributions                                      1,500
  Computer supplies                                             7,040
  Consulting                                                  171,799
  Contract labor                                               10,760
  Depreciation                                                131,681
  Dues and subscriptions                                       16,002
  Equipment rental                                             14,349
  Gifts                                                         3,157
  Insurance - general, workers' compensation and health       200,938
  Interest expense                                              8,905
  Legal fees                                                   91,700
  Licenses and fees                                            14,425
  Meals and entertainment                                      33,716
  Miscellaneous                                                 4,570
  Moving expense                                               48,974
  Office expense and supplies                                  30,946
  Payroll preparation charges                                  12,448
  Payroll taxes                                               168,870
  Postage and freight                                           5,752
  Property taxes                                               33,886
  Rent                                                        290,661
  Repairs and maintenance                                      60,385
  Research and development                                     52,066
  Sales tax expense                                             6,664
  Security                                                     26,889
  Telephone                                                   119,150
  Testing supplies                                             15,770
  Training                                                      2,348
  Travel                                                      113,270
  Utilities                                                    88,077
  Warehouse expense                                            13,912
  Warehouse supplies                                           69,481
                                                           ----------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                  $3,127,604
                                                           ==========

     The accompanying notes are an integral part of these financial statements.

To the Board of Directors
Sigma 7
San Diego, California


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of Sigma 7 and its subsidiary as of December 31, 1996, and the related statements of operations, retained earnings, and cash flows for the year ending December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the first paragraph above, present fairly, in all material respects the financial position of Sigma 7 and its subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year ending December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's subsidiary has experienced operating losses over the past two years, resulting in a deficit equity position. The company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Matranga & Correia

/s/ Matranga & Correia

August 26, 1997
San Diego, California

                                     SIGMA 7
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996


                                     ASSETS

CURRENT ASSETS
  Cash                                        $   187,054
  Accounts receivable - trade, net (Note 4)        21,818
  Stock subscription receivable                    75,000
  Inventories (Notes 1 and 5)                     550,425
  Prepaid expenses (Note 6)                        30,056
                                              -----------

         Total current assets                     864,353
                                              -----------

PROPERTY & EQUIPMENT (Note 1)
  Property and equipment                        1,462,722
  Accumulated depreciation                        (18,795)
                                              -----------

         Total property and equipment           1,443,927
                                              -----------

OTHER ASSETS
  Deferred tax asset (Note 7)                           0
  Organizational costs, net                        34,708
  Goodwill                                      1,527,231
  Deposits                                         22,053
  Technology - patent applied for                 252,405
  Covenants  - non compete, net (Note 12)         288,000
                                              -----------

         Total other assets                     2,124,397
                                              -----------
         Total assets                         $ 4,432,677
                                              ===========

     The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable, trade                             $   628,697
  Accounts payable, other                                 138,000
  Deferred revenue                                        229,193
  Other accrued liabilities                                37,941
  Contingent liabilities (Note 14)                         60,000
  Current portion capital lease (Note 9)                   12,934
  Current portion - covenant (Note 12)                    144,000
                                                      -----------
         Total current liabilities                      1,250,765
                                                      -----------

NON-CURRENT LIABILITIES
  Capital lease (Note 9)                                   28,905
  Note payable - covenant (Note 12)                       144,000
                                                      -----------
         Total non-current liabilities                    172,905
                                                      -----------

         Total liabilities                              1,423,670
                                                      -----------

PREFERRED STOCK INTEREST IN BMI
  ACQUISITION GROUP, INC. (Note 13)                     2,500,000
                                                      -----------

SHAREHOLDERS' EQUITY
  Capital stock, common, $0.0000001 par value,
    25,000,000 shares authorized, 500,000 issued
    and outstanding                                             1
  Preferred stock $0.00000001 par value,
    10,000,000 shares authorized, 500,000 issued
    and outstanding                                             1
  Additional paid-in capital                              524,998
  Retained earnings (deficit)                             (15,993)
                                                      -----------
         Total shareholders' equity                       509,007
                                                      -----------
         Total liabilities and shareholders' equity   $ 4,432,677
                                                      ===========

     The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


SALES, NET                                                $  6,892

COST OF GOODS SOLD (Schedule A)                             13,070
                                                          --------
    Gross profit (loss)                                     (6,178)

GENERAL AND ADMINISTRATIVE (Schedule B)                     (9,785)
                                                          --------
    Net income (loss) before provision for income taxes    (15,963)
                                                          --------

PROVISION FOR INCOME TAXES (Note 7)

  Delaware franchise tax                                        30
                                                          --------

    Total provision for income taxes                            30
                                                          --------

NET INCOME (LOSS)                                         $(15,993)
                                                          ========

   The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                                DECEMBER 31, 1996

                           No. of    Common      No. of     Preferred     Paid-in    Retained
                           Shares     Stock      Shares       Stock       Capital     Deficit     Total
                           ------     -----      ------       -----       -------     -------     -----

Balance
   December 11, 1996           0   $       0           0   $       0   $       0   $       0    $       0

Issuance of shares:
   For services          500,000           1                              24,999                   25,000
   For cash                                      500,000           1     499,999                  500,000

Net income (loss)
   Fiscal year 1996                                                                  (15,993)     (15,993)
                         -------   ---------    --------   ---------   ---------   ---------    ---------
Balance
   December 31, 1996     500,000   $       1     500,000   $       1   $ 524,998   $ (15,993)   $ 509,007
                         =======   =========    ========   =========   =========   =========    =========

     The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                       $   6,892
  Cash paid to suppliers and employers                 (34,838)
                                                     ---------

         Net cash (used) by operating activities       (27,946)
                                                     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of subsidiary                              (200,000)
  Organization costs                                   (10,000)
                                                     ---------

         Net cash (used) in investing activities      (210,000)
                                                     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                   1
  Issuance of preferred stock                                1
  Additional paid-in capital                           424,998
                                                     ---------

         Net cash provided by financing activities     425,000
                                                     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS              187,054

CASH AND CASH EQUIVALENTS AT DECEMBER 11, 1996               0
                                                     ---------

CASH AND CASH EQUIVALENTS AT DECEMBER 31, 1996       $ 187,054
                                                     =========

     The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
                  CONSOLIDATED STATEMENT OF CASH FLOWS (Cont.)
                      FOR THE YEAR ENDED DECEMBER 31, 1996


RECONCILIATION OF NET INCOME (LOSS) TO NET
  CASH (USED) BY OPERATING ACTIVITIES:
    Net income (loss)                                      $  (15,993)
                                                           ----------

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  NET CASH (USED) BY OPERATING ACTIVITIES:
    Depreciation and amortization                              19,087
    Decrease in accounts payable                              (31,040)
                                                           ----------

         Total adjustments                                    (11,953)
                                                           ----------
NET CASH (USED) BY OPERATING ACTIVITIES:                   $  (27,946)
                                                           ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:

The Company purchased all of the capital stock of BMI Acquisition Group, Inc. for $200,000. In conjunction with the acquisition, liabilities were assumed as follows:

         Fair value of assets acquired                     $4,156,640
         Cash paid for the capital stock                     (200,000)
                                                           ----------
                  Liabilities assumed                      $3,956,640
                                                           ==========

Common stock was issued for costs attributable to organization and start-up costs. The following entry was made on the Company's books to record this transaction.

                                             Debit                Credit
                                             -----                ------

    Organization costs                      $25,000
       Common stock                                             $       1
       Additional paid-in capital                                  24,999

   The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

This  summary  of  significant  accounting  policies  of  Sigma  7,  a  Delaware corporation (the "Company"), is presented to assist in understanding the Company's consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been applied in the preparation of the consolidated financial statements.

Business Activity

The Company was established and incorporated on December 11, 1996, in the State of Delaware. On December 19, 1996, it acquired 100% of the common stock of BMI Acquisition Group, Inc. BMI is a value-added distributor and tester of micro-electronic components, and a designer and assembler of computer sub-assemblies. It purchases untested surplus and non-standard dynamic random access memory products (dRAMS) from several of the world's foremost dRAM manufacturers. BMI tests the dRAM and markets the product based on specifications developed and published by the Company's engineers. It also performs assembly, testing and repair work on various electronic sub-assemblies.

In addition to its procurement and recycling capabilities, it has developed highly specialized testing and application design capabilities. It tests large volumes of non-standard or surplus components, and designs and assembles applications for these components.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company from inception (December 11, 1996) and its wholly owned subsidiary (BMI Acquisition Group, Inc.) from date of acquisition (December 19, 1996). All material intercompany accounts and transactions have been eliminated in consolidation.

Incorporation/Start-Up Costs

Costs incurred to incorporate and start up the Company have been permanently capitalized. These costs are being amortized on the straight-line basis over sixty (60) months.

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits with financial institutions and highly liquid debt instruments with original maturities of 90 days or less.

Revenue Recognition

The Company uses the accrual basis of accounting. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred. The effect of events on the business is recognized as services are rendered or consumed rather than when cash is received or paid.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes over their estimated useful lives as follows:

     Office furniture and equipment               5 and 7 years
     Leasehold improvements                       Life of Lease
     Testing equipment                            5 years
     Warehouse equipment                          5 years
     Computer equipment and software              5 years

For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Repairs and maintenance that do not extend the useful life of the assets are charged to operations as incurred.

Leases

Leases are classified as either capital or operating leases. Leases that substantially transfer all of the benefits and risks of ownership of property to the Company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the acquisition and financing. Rental payments under operating leases are expensed as incurred. As of December 31, 1996, all of the Company's lease agreements have been properly classified.

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Inventories

Inventories are valued at moving-average cost method, not in excess of market.

Concentration of Credit Risk

The Company sells its products to original equipment manufacturers and third party distributors in the electronics industry worldwide. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996, the Company has established provisions for potential credit losses and sales returns that are reasonably expected to be incurred.

Income Taxes

Income taxes are computed under the provisions of the Financial Accounting Standards Board (FASB) Statement 109 - "Accounting for Income Taxes." Certain items of income and expense are recognized for income tax purposes in different periods from those in which such items are recognized for financial reporting purposes. These items include depreciation expense. Deferred income taxes are provided for the tax effect of these differences.

NOTE 2 - STATUS AS A GOING CONCERN

There has been a rapid decline in the price of memory components, which has caused a substantial decrease in BMI's inventory valuation. If this decrease in the industry persists throughout the following year, the Company's ability to meet maturing obligations without selling operating assets, or restructuring debt based on these outside pressures, will be strained.

Based on the status of the industry at this time, there is a possibility of discontinuance of operations in 1997.

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 2 - STATUS AS A GOING CONCERN (Cont.)

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. During the two years ended
December 31, 1996, the Company experienced operating losses and negative operating cash flows which have been funded primarily from banks, privately financed loans, and proceeds from the sale of assets. The Company has incurred consolidated net losses of ($2,243,186) and ($5,276,389) for the year ended December 31, 1995 and eleven and a half months ended December 18, 1996, respectively, and a total retained deficit of ($6,328,303) at December 18, 1996, and continues to operate at a loss. In addition, current liabilities exceed current assets by $386,412 at December 31, 1996. These factors, as well as the uncertain conditions that the Company faces, creates an uncertainty as to the Company's ability to continue as a going concern. The Company has recently obtained significant financing for operations and has obtained substantial equity capital. See Note 17 regarding subsequent events.

NOTE 3 - OWNERSHIP CHANGE

On December 19, 1996, Sigma 7 Corporation, a Delaware Corporation, entered into a stock purchase agreement and purchased all of the outstanding common stock of BMI Acquisition Group, Inc. (the Company) from its previous shareholders, for an acquisition cost of $2,700,000 plus a covenant not to complete agreement (See
Note 13), consisting of $200,000 in cash and the issuance of $2,500,000 of preferred stock in the Company. For accounting purposes, this acquisition was treated as an asset purchase. The statement of operations includes BMI's results of operations for the 13 days ended December 31, 1996, since BMI was acquired December 19, 1996.

NOTE 4 - ACCOUNTS RECEIVABLE - TRADE

Trade accounts receivable is shown net of allowance for bad debts, returns, allowances and discounts as follows:

     Accounts receivable                         $ 80,602
     Less: Allowance for bad debts                (58,784)
                                                 --------
         Net trade receivables                   $ 21,818
                                                 ========

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 5 - INVENTORIES

Inventories at December 31, 1996, consisted of the following:

     Raw materials/work in progress/finished goods      $ 668,425
     Reserve for slow moving items                       (118,000)
                                                        ---------
         Total net inventory                            $ 550,425
                                                        =========

Inventories are stated at the lower of cost or market. Cost is determined by the moving-average cost method. Inventory values were significantly reduced during the year to reflect the decline in market value of computer chips.

NOTE 6 - PREPAID EXPENSES

Prepaid expenses at December 31, 1996, consisted of the following:

     Prepaid service contracts                          $    432
     Prepaid expenses                                        121
     Prepaid insurance                                    29,503
                                                        --------
                                                        $ 30,056
                                                        ========

NOTE 7 - INCOME TAXES PAYABLE

The components of the provision for (benefit from) income taxes on income are as follows:

                                          Total         Paid         Payable
                                          -----         ----         -------

Current tax expense:
  CA franchise tax                         $ 0           $ 0            $ 0
  U.S. federal tax                           0             0              0
  Delaware franchise tax                    30             0             30
                                           ---           ---            ---
    Total income taxes payable             $30           $ 0            $30
                                           ===           ===            ===

    Deferred tax expense:
       CA franchise tax                                                 $ 0
       U.S. federal tax                                                   0
       Delaware franchise tax                                             0
                                                                        ---

             Total deferred                                               0
                                                                        ---
             Total tax provision                                        $30
                                                                        ===

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 7 - INCOME TAXES PAYABLE (Cont.)

The deferred tax asset at December 31, 1996, is as follows:

         CA franchise tax                          $         0
         U.S. federal tax                                    0
         Delaware franchise tax                              0
         Valuation allowance                                (0)
                                                   -----------
                  Total                            $         0
                                                   ===========

The provision (benefit) for income taxes for December 31, 1996, consists of the following:

Current provision          --California $                    0
                           --Federal                         0
                           --Delaware                       30
                                                     ---------
         Total current provision                     $      30
                                                     =========

Deferred tax provision:
  Fixed asset reserves/depreciation                  $ (35,461)
  Inventory reserves                                    54,064
  Allowance for doubtful accounts                      185,586
  Valuation allowance                                 (204,189)
                                                     ---------

         Total deferred provision                            0
                                                     ---------
         Total income tax provision                  $      30
                                                     =========

The provision (benefit) for income taxes in the accompanying statements of operations differs from the amount of tax based on the statutory income tax rates as follows:

    Provision for income taxes at statutory rate:
      CA franchise tax                               $       0
      U.S. federal tax                                       0
      Delaware franchise tax                                30
                                                      --------
             Total provision for income taxes        $      30
                                                      ========

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 7 -- INCOME TAXES PAYABLE (Cont.)

The components of the Company's deferred income tax (benefit) asset as of December 31, 1996, are as follows:

         Fixed asset reserves/depreciation                   $     0
         Allowance for doubtful accounts                           0
         Inventory reserves                                        0
         Valuation allowance                                       0
                                                             -------
                  Total components of the Company's
                    deferred income tax (benefit) asset      $     0
                                                             =======

An allowance for the deferred income tax (benefit) asset has been set at one hundred percent (100%) due to a going concern issue (see Note 2) which causes us to believe that it is more likely than not, that the deferred tax (benefit) asset will not be realized. No benefit has been recognized for the net operating losses, due to the fact that the company will be unable to use the net operating loss as a result of the change in ownership rules.

NOTE 8 - COMMITMENTS

The Company has entered into a five-year lease for 33,938 square feet space located at 6610 Nancy Ridge Drive. Minimum lease payments are $16,969 per month plus utilities, insurance and real estate taxes.

The schedule payments for the next five years are as follows:

      1997                            $203,628
      1998                             203,628
      1999                             203,628
      2000                             203,628
      2001                              67,876
                                      --------
               Total                  $882,388
                                      ========

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 9 - LEASE PAYABLE

Lease payable at December 31, 1996, consist of the following:

         a)       Lease payable - Colonial          $ 41,839
                                                    --------

                  Total lease payable                 41,839
                  Less: current portion              (12,934)
                                                    --------
         Balance at December 31, 1996               $ 28,905
                                                    ========

         b) Lease payable, monthly lease payments are $1,770 including interest at 19.84% for thirty-six months, with a purchase option of $4,772 available at the maturity of the lease in June 1999.

The scheduled principal payments for the next five years are as follows:

            1997                             $12,934
            1998                              15,501
            1999                              13,404
            2000                                   0
            2001                                   0
                                             -------
                   Total                     $41,839
                                             =======

NOTE 10 - ECONOMIC DEPENDENCY

The Company obtains a significant amount of its inventory from three major dRAM manufacturing sources. Although BMI Acquisition Group, Inc. was able to obtain an acceptable supply of materials during the last year, there can be no assurance that BMI Acquisition Group, Inc. will be able to secure a continued supply in the future. If suppliers reduce, terminate, suspend or delay their shipments to the Company in the near future, there could be substantial negative effect on the Company's business and results of operations.

NOTE 11 - CONTINGENCIES

The Company has a written warranty program on its products for one year. The program is novel within the industry, includes potential product liability claims and thus, the Company is unable to estimate accurately the ultimate cost of the program. Accordingly, the Company has not accrued for any warranty expenses or potential product liability claims in the financial statements.

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 12 - COVENANT - NON-COMPETE

Note payable to the former owners for their covenant not to compete is a non interest bearing note. Payments in the amount of $6,000 per month each for twenty-four (24) months are scheduled until the note is paid in full in December 1998. The Company is currently in default, as no payments have been made to date. The scheduled principal payments are as follows:

          1997                      $144,000
          1998                       144,000
                                    --------
                  Total             $288,000
                                    ========

NOTE 13 - PREFERRED STOCK INTEREST IN BMI ACQUISITION GROUP, INC.

Pursuant to the stock purchase agreement (See Note 3) dated December 19, 1996, BMI Acquisition Group, Inc. issued convertible preferred stock in the amount of $2,500,000. The preferred stock consists of 1,000 shares at $2,500 per share and is convertible into common stock of Sigma beginning on January 1, 1999 at the option of the holder. In addition, the preferred stock is entitled to receive a six percent (6%) dividend commencing in 1998.

NOTE 14 - LEGAL MATTERS

At December 31, 1996, the following lawsuits and claims were pending against the
Company:

     (a) Spring Circle Technology, Inc. vs. BMI Acquisition Group, Inc., civil action filed May 1, 1995, in Los Angeles Superior Court (Case No. 145864), for rescission, breach of contract, breach of express and implied warranties, fraud, unjust enrichment and cost. Legal counsel states that legal precedents appear to support the Company's position; however, they believe that an adverse judgment is possible. Therefore, $60,000 has been accrued for this potential liability.
          Settlement discussions are currently being conducted, which the Company believes will resolve this matter.

     (b) BMI Acquisition Group, Inc. vs. Packard Bell NEC, Inc., civil action filed January 1, 1996, in San Diego Superior Court (Case No. 00702822), for breach of contract, fraud and intentional misrepresentation, suppression of facts and cost. Packard Bell has filed a cross-complaint. This case was dismissed in early 1997.

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 14 -- LEGAL MATTERS (Cont.)

     (c) Micron Electronics, Inc. vs. BMI Acquisition Group, Inc. Legal counsel states that legal precedents appear to support the Company's position. The Company, however, has already recorded an account payable in the amount of $110,000.

NOTE 15 - RELATED PARTY TRANSACTIONS

The following transactions occurred between the Company and its shareholders and affiliated companies:

     1) BMI Acquisition Group, Inc. had a contractual agreement with RAS, LLC. RAS, LLC was controlled by certain former officers of BMI Acquisition Group, Inc. RAS, LLC advanced money on behalf of BMI Acquisition Group, Inc. At December 31, 1996, RAS, LLC is owed $209,368.58, which includes $138,000 that was advanced to Silicon Magic on behalf of BMI Acquisition Group, Inc. During the year, two vehicles were transferred to RAS, LLC for payment on account.

     2) BMI Acquisition Group, Inc. borrowed $2,000,000 from a bank on December 29, 1995. During 1996, the shareholders personally assumed this loan on behalf of the Company. There is recourse against BMI Acquisition Group, Inc.

     3) BMI Acquisition Group, Inc. owed its shareholders $4,382,275 under a Capital Entitlement dated January 15, 1995. This Entitlement was converted to preferred stock on October 17, 1996. Pursuant to the stock purchase agreement (see Note 3) with Sigma dated December 19, 1996, the above preferred stock was cancelled and Reclassified as additional paid in capital. Pursuant to this stock purchase agreement, new preferred stock (1,000 shares) was issued in the amount of $2,500,000 to the previous common shareholders of BMI Acquisition Group, Inc.

     4)   As a result of this new convertible  preferred stock,  issued December
          19,  1996,   the  previous   common   shareholders   are  still  major
          shareholders in the Company.

     5) BMI Acquisition Group, Inc. owns a provisional patent which was assigned to BMI Acquisition Group, Inc. by Mr. Peddle, who is BMI Acquisition Group, Inc.'s current C.E.O.

     6) Mr. Peddle owns a company by the name of THStyme which has been a consultant to BMI Acquisition Group, Inc. for several years.

                          See accountants' audit report

                                     SIGMA 7
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

NOTE 16 -- STOCK WARRANTS

The Company has issued 100,000 warrants at $0.10 per share convertible into common stock. The warrants must be exercised by April 3, 1998.

NOTE 17 -- SUBSEQUENT EVENTS

On June 6, 1997, Intercell Corporation acquired control of Sigma 7 Corporation ("Sigma 7"). Sigma 7 conducts its business through its wholly owned subsidiary BMI Acquisition Group, Inc. BMI has developed and currently utilizes a proprietary patch technology to produce fully functional computer memory modules from defective memory chips. Intercell acquired control of Sigma 7 through the acquisition of 4,500,000 shares of Sigma 7's common stock in exchange for the payment of $550,000 for the shares and for providing approximately $1,985,000 in additional financing, consisting primarily of secured loans and standby letters of credit. As a result of the transaction, Intercell owns approximately 90% of the 5,000,000 issued and outstanding common shares of Sigma 7. In addition, Intercell may issue 2,500 shares of a new class of preferred stock at $1,000 per share to holders of certain preferred shares of BMI to eliminate such preferred shares.

                          See accountants' audit report

To the Board of Directors
Sigma 7
San Diego, California

Our examination was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information for the period ending December 31, 1996, is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the examination of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Matranga & Correia

/s/ Matranga & Correia

August 26, 1997
San Diego, California

                                     SIGMA 7
                        SCHEDULE A -- COST OF GOODS SOLD
                      FOR THE YEAR ENDED DECEMBER 31, 1996


COST OF GOODS SOLD
    Depreciation                   $13,070
                                   -------
TOTAL COST OF GOODS SOLD           $13,070
                                   =======

     The accompanying notes are an integral part of these financial statements.

                                     SIGMA 7
                SCHEDULE B - GENERAL AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

GENERAL AND ADMINISTRATIVE EXPENSES
  Amortization                                  $   292
  Consulting                                      3,768
  Depreciation                                    5,725
                                                -------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES       $ 9,785
                                                =======

     The accompanying notes are an integral part of these financial statements.

                       SIGMA 7 CORPORATION AND SUBSIDIARY
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997


                                     ASSETS

CURRENT ASSETS:
  Cash                                               $   (10,000)
  Accounts Receivable                                    149,000
  Inventory                                              502,000
  Prepaids                                                37,000
                                                     -----------
    Total Current Assets                             $   678,000
                                                     ===========

Property, Plant and Equipment, Net                   $ 1,325,000
Goodwill and Other Intangible Assets                   1,544,000
Deposits                                                  22,000
Technology                                               252,000
Covenants (Noncompete)                                   252,000
                                                     -----------
                                                     $ 4,073,000
                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts Payable and Accrued Liabilities           $   924,000
  Deferred Revenue                                       229,000
  Notes Payable                                          468,000
                                                     -----------
    Total Current Liabilities                        $ 1,621,000
                                                     ===========

Minority Interest in Subsidiary                      $ 2,500,000

Stockholders' Equity
  Common Stock: $0.0000001 par value,
    25,000,000 shares authorized,
    500,000 issued and outstanding
  Preferred Stock: $0.00000001 par value,
    10,000,000 shares authorized,
    500,000 issued and outstanding                       525,000
  Additional paid-in capital                            (573,000)
  Deficit                                                (48,000)
                                                     -----------
                                                     $ 4,073,000
                                                     ===========

     The accompanying notes are an integral part of these financial statements.

                      SIGMA 7 CORPORATION AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                       AND
                           BMI ACQUISITION GROUP, INC.
                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                 Three Months Ended March 31
                                                 ---------------------------
                                                    1997           1996
                                                    ----           ----

Net Sales                                      $    229,000    $ 10,261,000
Cost of Goods Sold                                  351,000      10,795,000
                                               ------------    ------------
  Gross Profit                                 $   (122,000)   $   (534,000)
Selling, General and Administrative Expenses        436,000       1,178,000
                                               ------------    ------------
  Operating Loss                               $   (558,000)   $ (1,712,000)
Other Income                                           --           486,000
                                               ------------    ------------
  Net Loss                                     $   (558,000)   $ (1,226,000)
                                               ============    ============

     The accompanying notes are an integral part of these financial statements.

                      SIGMA 7 CORPORATION AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                       AND
                           BMI ACQUISITION GROUP, INC.
                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996


                                                  Three Months Ended March 31
                                                  ---------------------------
                                                     1997           1996
                                                     ----           ----

CASH FLOWS FROM OPERATION ACTIVITIES:
  Net Loss                                       $  (558,000)   $(1,226,000)
  Adjustments to Reconcile Net Loss to
    Cash Used in Operating Activities:
      Depreciation and Amortization                  135,000        123,000
  Changes in Operating Assets and Liabilities:
    Accounts Receivable                             (127,000)      (525,000)
    Inventory                                         48,000      1,124,000
    Prepaid Expenses                                  (7,000)        78,000
    Accounts Payable and Accrued Liabilities          18,000        382,000
                                                 -----------    -----------
      Net Cash Used in Operating Activities      $  (491,000)   $   (44,000)
                                                 ===========    ===========

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Fixed Assets                              --      $   (47,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Sale of Assets                   $    39,000    $   192,000
  Proceeds from Loan                                 180,000           --
  Stock Subscriptions Received                        75,000           --
                                                 -----------    -----------
    Net Cash Provided by Financing Activities    $   294,000    $   193,000
                                                 ===========    ===========

Net Increase (Decrease) in Cash                  $  (197,000)   $   101,000
Cash at Beginning of Period                          187,000        235,000
                                                 -----------    -----------
Cash at End of Period                            $   (10,000)   $   336,000
                                                 ===========    ===========

     The accompanying notes are an integral part of these financial statements.

                      SIGMA 7 CORPORATION AND SUBSIDIARIES
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the accounts
         of  Sigma  7  Corporation  and  its   majority-owned   subsidiary  (the
         "Company"). All intercompany transactions have been eliminated.

         The condensed consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The condensed consolidated financial statements should be read in conjunction with the December 31, 1996 audited financial statements of Sigma 7 Corporation and the December 18, 1996 audited financial statements of BMI Acquisition Group, Inc., and the notes thereto. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results for the entire year ended December 31, 1997, or any future period.

                          UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

         The accompanying unaudited pro forma condensed combined financial statements present pro forma financial information for the Company giving effect to the Company's acquisition of 90% of the outstanding Common Stock of Sigma on June 6, 1997 (the "Transaction"). The unaudited pro forma condensed combined balance sheet as of March 31, 1997 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 1997 and for the year ended September 30, 1996 are presented as if the transaction had occurred on October 1, 1996 and October 1, 1995, respectively. The pro forma results of operations for the year ended September 30, 1996 is based on Intercell's fiscal year end of September 30 and BMI's and Sigma's fiscal year end of December 31. The accompanying unaudited pro forma condensed combined financial information and notes thereto do not purport to represent what the Company's results of operations or financial position would have been if such Transaction had in fact occurred on such dates and should not be viewed as predictive of the Company's financial results or condition in the future. The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements of the Company and subsidiaries in the Company's Annual Report on Form 10-K for the year ended September 30, 1996 and Quarterly Report on Form 10-Q for the period ending June 30, 1997.

                              INTERCELL CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1997

                                                                 Pro Forma
                                                   March 31,    Adjustments     Pro Forma
                                                     1997         (Note 3)       Combined
                                                     ----         --------       --------

ASSETS
Current Assets:
   Cash and Investments                           7,029,000     (1,945,000)     5,084,000
   Accounts Receivable, Net                         967,000        103,000      1,070,000
   Inventories                                    1,398,000        812,000      2,210,000
   Prepaid Expenses and other current assets        137,000         37,000        174,000
   Investment land held for sale                  1,424,000           --        1,424,000

Property, plant and equipment                     2,248,000      1,293,000      3,541,000
Unallocated Purchase Price                             --        3,341,000      3,341,000
Goodwill and other intangibles                    1,438,000           --        1,438,000
Other assets                                         54,000        125,000        179,000
                                                -----------    -----------    -----------
   Total Assets                                  14,695,000      3,766,000     18,461,000
                                                ===========    ===========    ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
   Accounts payable and accrued liabilities         868,000        961,000      1,829,000
   Notes payable                                       --          288,000        288,000

Non-current Liabilities:
   Capital leases                                      --           17,000         17,000
   Minority interest                                   --        2,500,000      2,500,000

Stockholder's Equity:
   Convertible preferred stock                    4,800,000           --        4,800,000
   Warrants                                       3,051,000           --        3,051,000
   Common stock                                  17,135,000           --       17,135,000
   APIC                                                --             --             --
   Deferred Compensation                           (199,000)          --         (199,000)
   Accumulated Deficit                          (10,960,000)          --      (10,960,000)
                                                -----------    -----------    -----------
                                                 13,827,000           --       13,827,000

   Total Liabilities and Stockholder's Equity    14,695,000      3,766,000     18,461,000
                                                ===========    ===========    ===========

     The accompanying notes are an integral part of these financial statements.

                              INTERCELL CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1996


                                                 Intercell          BMI            Sigma 7
                                                Year Ended      January 1 to    December 19 to   Pro Forma
                                               September 30,    December 18,     December 31,   Adjustments     Pro Forma
                                                   1996             1996             1996        (Note 3)        Combined
                                                   ----             ----             ----        --------        --------

Revenue                                        $  3,405,000    $ 18,021,000    $      7,000            --      $ 21,433,000
Cost of Sales                                     2,830,000      20,399,000          13,000            --        23,242,000
                                               ------------    ------------    ------------    ------------    ------------

Gross Profit                                        575,000      (2,378,000)         (6,000)           --        (1,809,000)

Selling, General and Administrative Expenses      5,683,000       3,124,000          10,000         668,000       9,485,000
Research and Development                             88,000            --              --              --            88,000
                                               ------------    ------------    ------------    ------------    ------------

Operating Loss                                   (5,196,000)     (5,502,000)        (16,000)       (668,000)    (11,382,000)

Other Income (Expense), Net                         (87,000)        243,000            --              --           156,000
                                               ------------    ------------    ------------    ------------    ------------

Loss Before Provision for Income Taxes           (5,283,000)     (5,259,000)        (16,000)       (668,000)    (11,226,000)

Provision for Income Taxes                             --            (2,000)           --              --            (2,000)
                                               ------------    ------------    ------------    ------------    ------------

   Net Loss                                      (5,283,000)     (5,261,000)        (16,000)       (668,000)    (11,228,000)

Deemed Preferred Stock Dividend Relating to
   In-the-money Conversion Terms                  1,625,000            --              --              --         1,625,000
                                               ------------    ------------    ------------    ------------    ------------

Net Loss Applicable to
   Common Shareholders                         $ (6,908,000)   $ (5,261,000)   $    (16,000)   $   (668,000)   $(12,853,000)
                                               ============    ============    ============    ============    ============

Net Loss Per Share                                     (.54)           --              --              --              (.98)
                                               ============    ============    ============    ============    ============

Weighted Average Shares                          13,072,683            --              --              --        13,072,683
                                               ============    ============    ============    ============    ============

     The accompanying notes are an integral part of these financial statements.

                              INTERCELL CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED MARCH 31, 1997


                                                 Intercell         BMI            Sigma 7
                                                 Six Months     October 1,      December 19,
                                                    Ended        1996 to          1996 to        Pro Forma
                                                  March 31,    December 18,       March 31,     Adjustments     Pro Forma
                                                    1997          1996             1997          (Note 3)        Combined
                                                    ----          ----             ----          --------        --------

Revenue                                        $  3,448,000    $    473,000            --              --      $  3,921,000
Cost of Sales                                     2,441,000       1,359,000            --              --         3,800,000
                                               ------------    ------------    ------------    ------------    ------------

Gross Profit                                      1,007,000        (886,000)           --              --           121,000

Selling, General and Administrative Expenses      3,290,000         565,000         208,000         334,000       4,397,000
Research and Development                          1,189,000            --              --              --         1,189,000
                                               ------------    ------------    ------------    ------------    ------------

Operating Loss                                   (3,472,000)     (1,451,000)       (208,000)       (334,000)     (5,465,000)

Other Income (Expense), Net                          91,000        (323,000)           --              --          (232,000)
                                               ------------    ------------    ------------    ------------    ------------

Loss Before Provision for
  Income Taxes                                   (3,381,000)     (1,774,000)       (208,000)       (334,000)     (5,697,000)

Provision for Income Taxes                             --            (2,000)           --              --            (2,000)
                                               ------------    ------------    ------------    ------------    ------------

Net Loss                                         (3,381,000)     (1,776,000)       (208,000)       (334,000)     (5,699,000)

Deemed Preferred Stock Dividend Relating to
  In-the-money Conversion Terms                     717,000            --              --              --           717,000

Accretion on Preferred Stock                        295,000            --              --              --           295,000
                                               ------------    ------------    ------------    ------------    ------------

Net Loss Applicable to
  Common Shareholders                          $ (4,393,000)   $ (1,776,000)   $   (208,000)   $   (334,000)   $ (6,711,000)
                                               ============    ============    ============    ============    ============
Net Loss Per Share                                     (.26)           --              --              --             (0.39)
                                               ============    ============    ============    ============    ============
Weighted Average Shares                          16,996,221            --              --              --        16,996,221
                                               ============    ============    ============    ============    ============

     The accompanying notes are an integral part of these financial statements.

                              INTERCELL CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1:           BASIS OF PRESENTATION

On June 6, 1997, Intercell acquired 90% of the outstanding common stock of Sigma for a cash purchase price of $550,000. Sigma was formed in December 1996. Through Intercell's acquisition of Sigma, Intercell also acquired BMI Acquisition Group, Inc. ("BMI"), the predecessor of Sigma. The acquisition of Sigma has been accounted for by the purchase method.

Sigma was formed on December 19, 1996 at which time it acquired all of the outstanding Common Stock of BMI Acquisition Group, Inc. ("BMI"). Sigma's acquisition did not include the acquisition of the outstanding convertible preferred stock of BMI.

On September 2, 1997, the Company offered 1,000 shares of a new class of its preferred stock at a par value of $2,500 per share (the "Preferred Series"), to the existing holders of the preferred shares of BMI Acquisitions Group, Inc. ("BMI"), which offer the holder of the BMI preferred shares accepted on September 11, 1997. When issued, the Preferred Series will contain terms and conditions similar to the preferred shares of BMI which they replace, except that as a result of such offer, the BMI preferred shareholders no longer have the right to convert their shares into shares of common stock of BMI, but may convert the preferred shares into shares of the Company's common stock.

NOTE 2:           ALLOCATION OF PURCHASE PRICE

The total cash purchase price of $550,000 has been allocated on a preliminary basis to the net assets acquired based on the estimated fair values below. The actual allocation of the purchase price will depend upon the valuation of the purchased technology as of the acquisition date. Consequently, the ultimate allocation of the purchase price could differ from that presented below:

                         See accountants' audit report.

                              INTERCELL CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS


NOTE 2:   ALLOCATION OF PURCHASE PRICE (CONT.)

Accounts Receivable                        103,000
Inventory                                  812,000
Prepaid Expenses                            37,000
Property, Plant and Equipment            1,293,000
Unallocated purchase price               3,341,000
Other assets                               125,000
Current liabilities assumed               (961,000)
Note payable to related party             (288,000)
Capital leases                             (17,000)
Minority interest                       (2,500,000)
                                       -----------

   Total cash paid/advanced to Sigma   $ 1,945,000

   Less advances to Sigma                1,395,000
                                       -----------
   Total purchase price                $   550,000
                                       ===========

In addition to the above advances, Intercell provided letters of credit to Sigma for future inventory purchases.

NOTE 3:   PRO FORMA ADJUSTMENTS

1. Represents $550,000 paid by Intercell for the acquisition of 4,500,000 shares of common stock of Sigma. The purchase price has been allocated to the assets acquired and the liabilities assumed on a preliminary basis as shown above. Cash paid also includes advances of $1,395,000 made by Intercell to Sigma and BMI during the period from April through June 1997.

2. The pro forma adjustments applied to the historical statement of operations to arrive at the pro forma combined statement of operations as of September 30, 1996 and March 31, 1997 reflects amortization expenses of $668,000 and $334,000, respectively, related to long-lived assets resulting from the acquisition of Sigma over an assumed estimated useful life of five years. The unallocated purchase price consists primarily of purchase technology, patent applications and goodwill.


                         See accountants' audit report.